UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

China 3C Group
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China

(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant’s telephone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, China 3C Group (the “Company”), received notification from Xiang Ma that  he was resigning  from his position as President of the Company, effective immediately, for personal reasons. There were no disagreements between Mr. Ma and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

Effective as of December 15, 2010, the Board of Directors of the Company appointed Xinchuan Kong as President of the Company.

Prior to his appointment as President of the Company, Mr. Kong, age 35, served as the chief executive officer of Zhejiang Yong Xin Digital Technology Company, a subsidiary of the Company, from February 2010 to present.  Mr. Kong served as a project manager at Hangzhou Ruisi Management Consulting Group from May 2005 to January 2010.  From May 2003 to April 2005, Mr. Kong served as the assistant to the Chairman of Shanghai Jinjian Food Co. Ltd.  Mr. Kong received his Bachelor’s Degree in English from Henan Institute of Education and a Master’s Degree in Economics from Zhejiang University, China

There are no arrangement or understanding between Mr. Kong and any other person(s) pursuant to which Mr. Kong was selected as an officer.  There are no family relationship between any director or executive officer and Mr. Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Name:	Zhenggang Wang
Title:	Chief Executive Officer

Dated: December 17, 2010